EXHIBIT 10.2

GUARANTY

THIS GUARANTY (“Guaranty”) is made as of July 31, 2012, in favor of DORAL BANK (“Lender”) by NORTHSTAR REAL ESTATE INCOME TRUST OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Guarantor”).

BACKGROUND

A.            NSREIT DOR Loan, LLC, a Delaware limited liability company (“Borrower”), and Lender are entering into a certain Credit and Security Agreement of even date herewith (the “Credit Agreement”) pursuant to which Lender will agree to make a revolving loan (the “Loan”) to Borrower in the maximum principal amount of up to $40,000,000.00.

B.            Guarantor owns a direct interest in Borrower and will derive substantial benefit from Lender making of the Loan to Borrower.

C.            Lender requires as a condition to making and administering the Loan that Guarantor agrees to guaranty for the benefit of Lender and its successors and assigns, upon the occurrence of certain specified events more particularly set forth herein, certain of the obligations and liabilities of Borrower with respect to the Loan for which Borrower is personally liable as more particularly set forth herein.

NOW, THEREFORE, to induce Lender to make the Loan to Borrower, and in consideration of the substantial benefit Guarantor will derive from the Loan, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound hereby, Guarantor hereby agrees as follows:

ARTICLE 1.
DEFINED TERMS

1.01.       Defined Terms.  Capitalized terms used in this Guaranty and not specifically defined in this Guaranty have the meaning provided in the Credit Agreement.

ARTICLE 2.
OBLIGATIONS GUARANTEED

2.01.       Guaranty of Recourse Liabilities.  Guarantor hereby absolutely and unconditionally guaranties the prompt satisfaction and discharge of the Recourse Liabilities (as hereinafter defined), without defense, offset, counterclaim or right of subrogation, subject to Section 3.04 hereof.

2.02.                     As used in this Guaranty:

(a)           “Full Recourse Liabilities” means the full and unconditional payment, when due (whether by acceleration or otherwise), of the Obligations of Borrower, regardless of the validity, regularity, or enforceability, in whole or in part, of any such Obligations or of any transaction in which it arose or was incurred upon the occurrence of any one of the following:

(i)            The occurrence of any Change in Control;

(ii)           Any transfer of any direct or indirect interest in Borrower or of the Collateral or any part thereof, in any such case in violation of the terms of the Credit Documents;

(iii)          The granting by Borrower or Guarantor of any Lien on any direct interest of the Borrower or on the Collateral or any part thereof in violation of the terms of the Credit Documents;

(iv)          Any material violation of any covenant or representation by Borrower set forth in Section 7.09 (Separateness, etc.) of the Credit Agreement that results in the substantive consolidation of Borrower with any other Person;

(v)           Borrower or Guarantor filing a petition or application for relief, extension, moratorium or reorganization relating to Borrower under the Bankruptcy Code or any other Federal or state bankruptcy, insolvency or debtor’s relief law;

(vi)          Borrower or Guarantor filing an answer consenting to or joining in, or to any extent colluding in, any involuntary petition filed against Borrower by any Person under the Bankruptcy Code or any other Federal or state bankruptcy, insolvency or debtor’s relief law;

(vii)         Borrower making an assignment for the benefit of creditors, or the appointment of a receiver of any property of Borrower in any such bankruptcy, insolvency or debtor’s relief law action initiated by, consented to, or otherwise colluded in, by Borrower or Guarantor; or

(viii)        any fraud or willful misrepresentation of a material fact by Borrower, or any general partner or member of Borrower or Guarantor, as applicable, in connection with the Credit Documents or any request for any action or consent by Lender thereunder.

(b)           “Indemnification Liabilities” means any and all actual out of pocket monetary losses (including but not limited to loss of principal due under the Loan), costs, damages (excluding punitive, special and consequential damages), expenses, liabilities, claims or other obligations incurred by Lender (including reasonable attorneys’ fees and costs) arising out of or in connection with the following:

(i)            Any involuntary Lien on any direct interest in Borrower or on the Collateral or any part thereof;

(ii)           the failure of Borrower to apply all sums received by Borrower or its affiliates as secured party lender with respect to the Collateral (“Income”) in accordance with the terms of the Credit Documents (to the extent not inconsistent with the Collateral Documents governing the applicable Eligible Loan);

(iii)          following the occurrence and during the continuance of an Event of Default, the failure of Borrower to account for and at Lender’s request to turn over (or, if the Asset is a Loan-on-Loan or a Senior Participation, to use commercially reasonable efforts to cause the mortgagee of the applicable Mortgage Loan to turn over, if permitted by the applicable Collateral Documents) to Lender real estate tax accruals or other reserve accounts related to the Mortgage Loans that Borrower (or, if the Asset is a Loan-on-Loan or a Senior Particiation, the mortgagee of such Mortgage Loan) controls, unless Borrower (or, if the Asset is a Loan-on-Loan or a Senior Particiation, the mortgagee of such Mortgage Loan) is required by law or the applicable Collateral Documents to apply such amounts in a different manner;

(iv)          the failure of Borrower to apply, or to cause the application of, insurance proceeds or condemnation proceeds relating to the Collateral in the manner required under the Credit Documents (to the extent not inconsistent with the Collateral Documents governing the applicable Eligible Loan);

(v)           the incurrence by Borrower of any indebtedness in violation of the terms of the Credit Documents (whether secured or unsecured, direct or contingent), other than unsecured debt or routine trade payables incurred in the ordinary course of business; or

(vi)          the enforcement by the Lender of any of the terms of any of the Credit Documents, including without limitation, collection efforts by the Lender.

(c)           “Interest Liabilities” means an amount equal to the sum of all interest accruing on the Loan (including, without limitation, interest at the Default Rate (or the maximum interest rate permitted by applicable law, whichever is lower)), to the extent now or hereafter due and owing by Borrower.

(d)           “Recourse Liabilities” means, collectively, the Indemnification Liabilities, the Full Recourse Liabilities and the Interest Liabilities.

2.03.       Continuing Obligation.  This Guaranty is a continuing guaranty and in full force and effect and will be discharged only if and when the Obligations have been repaid in full, and the Maximum Availability with respect to all Loans to Borrower has been terminated; provided, however, that notwithstanding any of the foregoing to the contrary, this Guaranty shall remain in full force and effect for so long as any payment hereunder may be voided in bankruptcy proceedings as a preference or for any other reason.

2.04.       Direct Action Against Guarantor.  Guarantor’s liability under this Guaranty is a guaranty of payment and performance and not of collection.  Lender has the right to require Guarantor to pay, comply with and satisfy its obligations and liabilities under this Guaranty, and shall have the right to proceed immediately against Guarantor with respect thereto, without being required to attempt recovery first from Borrower or any other party, without first suing on the Note or any other Credit Document and without demonstrating that the Collateral is inadequate security or that Lender has exercised (to any degree) or exhausted any of Lender’s other rights and remedies with respect to Borrower, the Collateral or any other collateral for the Loan.

ARTICLE 3.
GENERAL TERMS AND CONDITIONS

3.01.       Payments; Interest on Amounts Payable Hereunder.  Amounts payable to Lender under this Guaranty shall be immediately due and payable on Lender’s written demand.  Interest at the Default Rate (or the maximum interest rate permitted by applicable law, whichever is lower) shall accrue on any judgment obtained by Lender in connection with the enforcement or collection of amounts due under this Guaranty until such judgment is paid in full.  Lender may apply all money received by Lender pursuant to this Guaranty to payment or reduction of the Recourse Liabilities in accordance with the terms and conditions of the Credit Agreement.

3.02.       Cumulative Remedies; No Waiver; Other Security.  Guarantor acknowledges that, following an Event of Default (which has been neither waived in writing by a Lender nor cured and such cure accepted by Lender, such waiver or acceptance to be given or withheld in Lender’s sole and absolute discretion) with respect to the Loan, Lender is entitled to accelerate the Loan and exercise all other rights and remedies as have been provided by Borrower or Guarantor to Lender under the other Credit Documents, by law or in equity, including, without limitation enforcement of this Guaranty.  Lender’s remedies under this Guaranty are cumulative with the remedies provided in the other Credit Documents in respect of the Loan, by law or in equity and may be exercised independently, concurrently or successively in Lender’s sole discretion and as often as occasion therefor shall arise.  Lender’s delay or failure to accelerate the Loan or exercise any other remedy upon the occurrence of an Event of Default shall not be deemed a waiver of such right or remedy.  No partial exercise by Lender of any right or remedy will preclude further exercise thereof.  Notice or demand given to Borrower or Guarantor in any instance will not entitle Borrower or Guarantor to notice or demand in similar or other circumstances (except where expressly required by the Credit Documents to be given) nor constitute Lender’s waiver of their rights to take any future action in any circumstance without notice or demand (except where expressly required by the Credit Documents to be given).  Lender may release other security for the Obligations, may release any party liable for the Obligations, may grant extensions, renewals or forbearances with respect thereto, may accept a partial or past due payment or grant other indulgences, or may apply any other security held by it to payment of the Obligations, in each case without prejudice to its rights under this Guaranty and without such action being deemed an accord and satisfaction or a reinstatement of the Obligations.  Lender will not be deemed as a consequence of their delay or failure to act, or any forbearances granted, to have waived or be estopped from exercising any of its rights or remedies, except to the extent of forbearances actually granted (and then only with respect to the particular event or circumstance for which the forbearance was granted.)

3.03.       Enforcement Costs.  Guarantor hereby agrees to pay, on written demand by Lender, all reasonable out of pocket costs incurred by Lender in collecting any amount payable under this Guaranty or enforcing or protecting its rights under this Guaranty, in each case whether or not legal proceedings are commenced.  Such fees and expenses include, without limitation, reasonable out of pocket fees for outside attorneys, paralegals and other hired professionals, court fees, reasonable out of pocket costs incurred in connection with pre-trial, trial and appellate level proceedings (including discovery and expert witnesses), and reasonable out of pocket costs incurred in post-judgment collection efforts or in any bankruptcy proceeding.  Amounts listed above incurred by Lender shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full, if not paid in full within ten (10) Business Days after Lender’s written demand for payment.

3.04.       Unimpaired Liability.  Guarantor acknowledges and agrees that all obligations hereunder are and shall be absolute and unconditional under any and all circumstances without regard to the validity, regularity or enforceability of any or all of the Credit Documents or the existence of any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety, except as otherwise provided herein.  Without limiting the foregoing, Guarantor acknowledges and agrees that its liability hereunder shall in no way be released, terminated, discharged, limited or impaired by reason of any of the following (whether or not Guarantor has any knowledge or notice thereof):  (a) Borrower’s lack of authority or lawful right to enter into any of the Credit Documents; (b) any modification, supplement, extension, consolidation, restatement, waiver or consent provided by Lender with respect to any of the Credit Documents including, without limitation, the grant of extensions of time for payment or performance; (c) failure to record or file any Credit Document or to perfect any security interest intended to be provided thereby or otherwise to protect, secure or insure any collateral for the Loan; (d) Lender’s failure to exercise, or delay in exercising, any rights or remedies Lender may have under this Guaranty or under the other Credit Documents; (e) the release or substitution, in whole or in part, of any collateral for the Loan or acceptance of additional collateral for the Loan; (f) the release of Guarantor from performance, in whole or in part, under this Guaranty (other than an unconditional release of Guarantor from performance in whole under this Guaranty) or the release of Borrower from performance, in whole or in part, under any of the Credit Documents, in each case whether by operation of law, Lender’s voluntary act, or otherwise; (g) any bankruptcy, insolvency, reorganization, adjustment, dissolution, liquidation or other like proceeding involving or affecting Borrower, Guarantor, any other guarantor under the Loan, or Lender; (h) the termination or discharge of any Credit Document or the exercise of any power of sale or any foreclosure (judicial or otherwise) or delivery or acceptance of a deed-in-lieu of foreclosure; (i) the existence of any claim, setoff, counterclaim (other than a mandatory or compulsory counterclaim), defense or other rights which Guarantor may have against any other guarantor under the Loan, Lender or Borrower, whether in connection with the Loan or any other transaction except (A) a good faith defense that Guarantor or Borrower have actually paid the Recourse Liabilities, or any portion thereof (but only to the extent of such portion), and (B) a good faith defense as to the amount owed by Guarantor hereunder; or (j) the accuracy or inaccuracy of the representations and warranties made by Borrower in any of the Credit Documents.

3.05.       Waivers.  Guarantor hereby waives and relinquishes, to the fullest extent permitted by law: (a) all rights or claims of right to cause a marshalling of assets or to cause Lender to proceed against any of the collateral for the Loan before proceeding under this Guaranty against it or any other guarantor under the Loan; (b) all rights and remedies accorded by applicable law to sureties or guarantors, except any rights of subrogation and contribution (the exercise of which are subject to the terms of this Guaranty); (c) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought by or against it, (d) notice of acceptance of this Guaranty and of any action taken or omitted in reliance hereon; (e) presentment for payment, demand, or protest; and (f) all homestead or exemption rights against the obligations hereunder.

3.06.       Certain Consequences of Borrower’s Bankruptcy.

(a)           Acceleration.  If Borrower shall be subject to the protection of the Bankruptcy Code or any insolvency law the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option any Lender may have to accelerate and declare the Loan immediately due and payable, Lender may, as against Guarantor or any other guarantor under the Loan, nevertheless declare the Loan due and payable and enforce any or all of its rights and remedies against Guarantor as provided herein.

(b)           Continuing Liability.  Any payment made on the Loan, whether made by Borrower, Guarantor or any other guarantor under the Loan or any other Person, that is required to be refunded or recovered from Lender as a preference or a fraudulent transfer or is otherwise set-aside pursuant to the Bankruptcy Code or any insolvency or other debtor relief law shall not be considered as a payment made on the Loan or under this Guaranty.  Guarantor’s liability under this Guaranty shall continue with respect to any such payment, or be deemed reinstated, with the same effect as if such payment had not been received by Lender, notwithstanding any notice of revocation of this Guaranty prior to such avoidance or recovery or payment in full of the Loan, until such time as all periods have expired within which Lender could be required to return any amount paid at any time on account of the Recourse Liabilities.

3.07.       Subrogation and Contribution.  Guarantor agrees that no payment by it under this Guaranty shall give rise to (a) any rights of subrogation against Borrower or the collateral for the Loan, or (b) any rights of contribution against any other guarantor under the Loan, in each case unless and until Lender has received full and indefeasible payment of any outstanding amount pursuant to this Guaranty.  If the deferral of such rights shall be unenforceable for any reason, Guarantor agrees that (a) its rights of subrogation shall be junior and subordinate to Lender’s rights against Borrower and the collateral for the Loan, and (b) its rights of contribution against any other guarantor under the Loan shall be junior and subordinate to Lender’s rights against each other guarantor under the Loan.

3.08.       Subordination of Borrower’s Obligations to Guarantor.  Any indebtedness of Borrower to Guarantor or any other guarantor, now or hereafter existing, together with any interest thereon, shall be and hereby is deferred, postponed and subordinated to the prior payment in full of the Loan.  Further, Guarantor agrees that should Guarantor receive any payment, satisfaction or security for any indebtedness owed by Borrower to it, the same shall be delivered to Lender in the form received (endorsed or assigned as may be appropriate) for application on account of, or as security for, the Loan and until so delivered to Lender, shall be held in trust for Lender as security for the Loan.

3.09.       Lender’s Transferees; Secondary Market Activities. Guarantor acknowledges and agrees that Lender, without notice to Guarantor or Guarantor’s prior consent, may, subject to and in accordance with the terms and conditions of the Credit Agreement, assign all or any portion of its rights hereunder in connection with any sale or assignment of the Loan, or a transfer of the Loan as part of a securitization in which lenders assign rights to a securitization trustee.  Guarantor further acknowledges that Lender may, subject to and in accordance with the terms and conditions of the Credit Agreement, provide to third parties with an existing or prospective interest in the servicing, enforcement, ownership, purchase, participation or securitization of the Loan, information relating to the Loan, the Collateral or with respect to Borrower or Guarantor.  If Lender assigns any portion of its rights hereunder in connection with the sale of a portion of the Loan, Lender shall act as agent for itself and its assignee in communicating with Guarantor and Guarantor shall not be required to communicate separately with any such assignee.

3.10.       Financial Reports, Inspection of Records.  Guarantor agrees to furnish to Lender the financial reports and other financial information required of it under the Credit Agreement.  All financial reports and other financial information provided by Guarantor shall be prepared in accordance with all applicable requirements in the Credit Agreement.  Lender and its agents, have the right, upon prior reasonable advance written notice to Guarantor (notice to be given unless an Event of Default exists with respect to the Loan) and only during a commercially convenient time for Guarantor, to examine the records, books and other papers which reflect upon Guarantor’s financial condition and to make copies and abstracts from such materials.

3.11.       Net Worth and Liquidity Covenants.  Until the Maximum Availability with respect to to all Loans to Borrower terminates and the Obligations are paid in full, (i) Guarantor shall maintain at all times a Tangible Net Worth at least equal to the Required Capital Amount and (ii) Guarantor shall maintain, in the aggregate, Unencumbered Liquid Assets (hereinafter defined) not less than the following amounts set forth in the right hand column below determined based upon the aggregate outstanding Obligations from time to time set forth in the left hand column below:

Outstanding Obligations	Required Unencumbered Liquid Assets

$0 to $15,000,000	$3,750,000

Over $15,000,000 to $35,000,000	$6,250,000

Over $35,000,000 to $40,000,000	$7,500,000

“Unencumbered Liquid Assets” shall mean, with respect to Guarantor, the following assets owned by Guarantor (excluding assets of any retirement plan) which (a) are not subject to any restriction (including but not limited to any resale restrictions under the Securities Act of 1933, as amended) or any Lien or any other arrangement with any creditor (other than the Lender under the Credit Documents), (b) are held solely in the name of Guarantor, (c) can ordinarily be converted to cash within five (5) Business Days, and (d) are not being counted or included to satisfy any other liquidity requirement under any other obligation, whether with the Lender or any other lender or creditor:  (i) cash (in Dollars); (ii) cash equivalents; and (iii) marketable securities (inclusive of commercial mortgage-backed securities).  The covenants in this Section 3.11 shall be tested each calendar quarter and Guarantor shall provide evidence to the Lender of its compliance with these covenants within forty-five (45) days after the last day of each calendar quarter in any fiscal year.

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES

4.01.        Guarantor Due Diligence and Benefit.  Guarantor represents and warrants to Lender that (a) the Loan and this Guaranty are for commercial purposes, (b) it has had adequate opportunity to review the Credit Documents, (c) it is fully aware of obligations of Borrower thereunder and of the financial condition, assets and prospects of Borrower, and (d) it is executing and delivering this Guaranty based solely upon Guarantor’s own independent investigation of the matters contemplated by clauses (a)-(c) above and in no part upon any representation, warranty or statement of Lender with respect thereto.

4.02.        General.  Guarantor represents and warrants to Lender that:

(a)           Authority.  Guarantor has the full power and authority to execute and deliver this Guaranty and to perform its obligations hereunder.  If Guarantor is not an individual: (i) Guarantor is duly organized, validly existing and in good standing under the laws of the state of its formation, and (ii) the execution, delivery and performance of this Guaranty by Guarantor has been duly and validly authorized and the person(s) signing this Guaranty on Guarantor’s behalf has been validly authorized and directed to sign this Guaranty.

(b)           Valid and Binding Obligation.  This Guaranty constitutes Guarantor’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent enforceability may be limited under applicable bankruptcy and insolvency laws and similar laws affecting creditors’ rights generally and to general principles of equity.

(c)           No Conflict with Other Agreement.  Guarantor’s execution, delivery and performance of this Guaranty will not (i) violate Guarantor’s organizational documents if Guarantor is not an individual, (ii) result in the material breach of, or material conflict with, or result in the acceleration of, any obligation under any guaranty, indenture, credit facility or other instrument to which Guarantor or any of its assets may be subject, or (iii) violate any order, judgment or decree to which Guarantor or any of its assets is subject.

(d)           No Pending Litigation.  No action, suit, proceeding or investigation, judicial, administrative or otherwise (including without limitation any reorganization, bankruptcy, insolvency or similar proceeding), currently is pending or, to the best of Guarantor’s knowledge, threatened against Guarantor which, either in any one instance or in the aggregate, could reasonably be expected to have a material adverse effect on Guarantor’s ability to perform its obligations under this Guaranty.

(e)           Consideration.  Guarantor owns a direct or indirect interest in Borrower and will derive substantial benefit from the Loan to Borrower.

(f)            Financial Condition.  Guarantor currently is solvent and will not be rendered insolvent by providing this Guaranty.  No change that would have a material adverse effect has occurred in the financial condition of Guarantor since the date of its most recent financial statements submitted to Lender, other than has been disclosed in writing to Lender and acknowledged by Lender.

ARTICLE 5.
MISCELLANEOUS

5.01.        Notices.  All notices and other communications under this Guaranty are to be in writing and addressed to each party as set forth below.  Default or demand notices shall be deemed to have been duly given upon the earliest of: (a) actual receipt; (b) delivery by courier to the business address set forth below; (c) by facsimile as set forth below, with delivery confirmation, or (d) one (1) Business Day after having been timely deposited for overnight delivery, fee prepaid, with a reputable overnight courier service, having a reliable tracking system.  A new address for notice may be established by written notice to the other; provided, however, that no change of address will be effective until written notice thereof actually is received by the party to whom such address change is sent.  Notice to outside counsel or parties other than the named Guarantor and Lender, now or hereafter designated by a party as entitled to notice, are for convenience only and are not required for notice to a party to be effective in accordance with this section. Notice addresses are as follows:

To Lender:	Doral Bank 623 Fifth Avenue, 16th Floor

New York, New York 10022

Attn:   Francillia Le Blanc

Telephone:  (212) 329-3792

Email: fleblanc@doralbankusa.com

Fax:  (212) 329-3758

Attn:   Timothy Zietara

Telephone:  (212) 329-3763

Email: tzietara@doralbankusa.com

Fax:  (212) 329-3758

with a copy to:	Herrick, Feinstein LLP 2 Park Avenue New York, New York 10016 Attn: Dennis W. Russo, Esq. Telephone: (212) 592-1470 Email: Drusso@herrick.com Fax: (212) 592-1500

To Guarantor:

Northstar Real Estate Income Trust Operating Partnership, LP

c/o NorthStar Realty Finance Corp.

399 Park Avenue, 18th Floor

New York, New York 10022

Attn:   General Counsel

Telephone:  (212) 547-2604

Email: rlieberman@nrfc.com

Fax:  (212) 547-2704

with a copy to:	Allen & Overy LLP 1221 Avenue of the Americas New York, New York 10020-1104 Attn: Robert J. Grados, Esq. Telephone: (212) 610-6455 Email: robert.grados@allenovery.com Fax: (212) 610-6399

5.02.        Entire Agreement; Modification.  This Guaranty is the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes and replaces all prior discussions, representations, communications and agreements (oral or written).  This Guaranty shall not be modified, supplemented, or terminated, nor any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.

5.03.        Binding Effect.  This Guaranty is binding upon and inures to the benefit of Guarantor, Lender and their respective successors, and assigns, whether by voluntary action of the parties or by operation of law.  Guarantor may not delegate or transfer its obligations under this Guaranty.

5.04.        Unenforceable Provisions.  Any provision of this Guaranty which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable or illegal shall be ineffective only to the extent of such determination and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

5.05.        Duplicate Originals; Facsimile Copies.  This Guaranty may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original.  Facsimile and electronically transmitted signatures on, and copies of, this Guaranty, including scanned pdfs transmitted by email, shall have the same legal force and effect as the originals thereof.

5.06.        Construction of Certain Terms.  Defined terms used in this Guaranty may be used interchangeably in singular or plural form, and pronouns shall be construed to cover all genders.  Article and section headings are for convenience only and shall not be used in interpretation of this Guaranty.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Guaranty as a whole and not to any particular section, paragraph or other subdivision; and the word “section” refers to the entire section and not to any particular subsection, paragraph of other subdivision; and “Guaranty” and each of the Credit Documents referred to herein mean the agreement as originally executed and as hereafter modified, supplemented, extended, consolidated, or restated from time to time.

5.07.        Governing Law.  This Guaranty is a contract entered into and to be performed in the State of New York and shall be interpreted, governed, construed and enforced according to the internal laws (as opposed to the laws of conflicts) of the State of New York.

5.08.        Consent to Jurisdiction.  WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS GUARANTY (EACH, A “PROCEEDING”), GUARANTOR (AND BY ITS ACCEPTANCE HEREOF, LENDER) IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT LOCATED IN THE COUNTY OF NEW YORK; AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. EACH OF THE PARTIES FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY

PROCEEDING IN ANY NEW YORK STATE OR UNITED STATES COURT SITTING IN THE CITY AND COUNTY OF NEW YORK MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE APPLICABLE PARTIES AT THE ADDRESS INDICATED ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; PROVIDED, HOWEVER, THAT IF ANY PARTY SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

5.09.        WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR (AND BY ITS ACCEPTANCE HEREOF, LENDER) WAIVES AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY.

[Remainder of page is blank; signatures appear on next page.]

IN WITNESS WHEREOF, the undersigned hereby signs, seals and delivers this Guaranty.

NorthStar Real Estate Income Trust Operating
Partnership, LP, a Delaware limited
partnership

By:	NorthStar Real Estate Income Trust, Inc.,
a Maryland corporation, its general partner

	By:	/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: President & Chief Investment Officer

[Signature page to Guaranty]